Exhibit 107

Calculation of Filing Fee Table

 S-3

(Form Type)

ePlus inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	Senior Debt Securities	Rules 456(b) and 457(r)	(2)(3)	(2)(3)	(2)(3)	(4)	(4)

	Debt	Subordinated Debt Securities	Rules 456(b) and 457(r)	(2)(3)	(2)(3)	(2)(3)	(4)	(4)

	Equity	Common Stock, par value $0.01 per share	Rules 456(b) and 457(r)	(2)(3)	(2)(3)	(2)(3)	(4)	(4)

	Equity	Preferred Stock, par value $0.01 per share	Rules 456(b) and 457(r)	(2)(3)	(2)(3)	(2)(3)	(4)	(4)

	Other	Warrants	Rules 456(b) and 457(r)	(2)(3)	(2)(3)	(2)(3)	(4)	(4)

	Other	Units	Rules 456(b) and 457(r)	(2)(3)	(2)(3)	(2)(3)	(4)	(4)

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					—		—

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							—

(1)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)	Omitted pursuant to Form S-3 General Instruction II.E.

(3)
An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices, including securities that may be issued upon exercise, conversion or exchange of, or pursuant to anti-dilution adjustments with respect to any securities that provide for that issuance or adjustment. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(4)
The registrant is relying on Rules 456(b) and 457(r) under the Securities Act, to defer payment of the entire registration fee. In connection with the securities offered hereby, the registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b) under the Securities Act. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee rate in effect on the date of such fee payment.